Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2013

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    On November 14, 2013, Cadiz Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.

(i)  The following directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	6,967,919	2,408,344	1,638,894
Stephen E. Courter	7,889,591	1,486,672	1,638,894
Geoffrey Grant	7,889,181	1,487,082	1,638,894
Winston Hickox	7,889,581	1,486,682	1,638,894
Murray H. Hutchison	7,284,411	2,091,852	1,638,894
Raymond J. Pacini	7,357,191	2,019,072	1,638,894
Bryant R. Riley	7,781,290	1,594,973	1,638,894
Timothy J. Shaheen	7,812,732	1,563,531	1,638,894
Scott S. Slater	7,889,746	1,486,517	1,638,894

(ii)  PricewaterhouseCoopers LLP was approved as the Company’s independent auditors for the fiscal year 2013 by the following vote:

VOTES
FOR:	9,447,208
AGAINST:	941,391
ABSTAIN:	626,558

(iii)  The Company’s stockholders did not approve the 2013 Equity Incentive Plan by the following vote (1):

VOTES
FOR:	4,314,508
AGAINST:	4,039,099
ABSTAIN:	1,022,656
BROKER NON-VOTES:	1,638,894

(iv)  The Company’s stockholders approved the issuance of shares of the Company’s common stock upon conversion of outstanding Convertible Notes in excess of the 19.99% of the total number of shares of the Company’s common stock outstanding as of the date the Convertible Notes were issued by the following vote(1):

VOTES
FOR:	8,665,696
AGAINST:	702,229
ABSTAIN:	8,338
BROKER NON-VOTES:	1,638,894

(v)  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote(1):

VOTES
FOR:	6,457,425
AGAINST:	2,415,338
ABSTAIN:	503,500
BROKER NON-VOTES:	1,638,894

(1)  The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the stockholder proposal.  In tabulating the voting result, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.  An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote “AGAINST.”  Applying this standard, the percentage in favor of the stockholder proposal is calculated by dividing the number of FOR votes by the sum of the number of FOR, AGAINST and ABSTAIN votes.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  November 15, 2013